UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAGUAR HEALTH, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT DATED APRIL 30, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 22, 2026

This supplement (this “Supplement”) amends and supplements the proxy statement of Jaguar Health, Inc. (the “Company”), dated April 30, 2026 (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission in connection with the Company’s 2026 Annual Meeting of Stockholders to be held on May 22, 2026 (the “Annual Meeting”).

The Company is filing this Supplement to correct an inadvertent error in the Proxy Statement relating to the meeting date of the Annual Meeting.

In the “Notice of 2026 Annual Meeting of Stockholders” section (the “Notice”) of the Proxy Statement, the first paragraph incorrectly referred to Tuesday, August 19, 2025 as the date on which the Annual Meeting will be held.

The correct date of the Annual Meeting is Friday, May 22, 2026, as indicated on the cover page of the Proxy Statement and under the title of the Notice.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.